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                                                                    Exhibit 99.4
PROXY

                             AMP INCORPORATED
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMP INCORPORATED.

        The undersigned, a holder of shares of common stock, without par value ("Common Stock"), of AMP Incorporated ("AMP"), acting with respect to all shares of Common Stock held by the undersigned, hereby appoints Robert Ripp and David F. Henschel, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of the undersigned, other than shares held in AMP Benefit Plan (as defined below) accounts, at the Special Meeting of the Shareholders of AMP to be held on _______, ________, 1999, at 10:00 a.m., local time, at the AMP Global
Executive Leadership Center, 411 South 40th Street, Harrisburg, Pennsylvania, and at any adjournments, postponements or reschedulings thereof, hereby revoking any proxy previously given and ratifying all that said proxy or proxies may do pursuant hereto. Except in the case of shares of Common Stock held by the undersigned in an AMP Benefit Plan account, all shares held by the undersigned will be voted by the proxies as directed on the reverse side of this Proxy card. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        For those participants who hold accounts with Common Stock through the AMP Incorporated Employee Savings and Thrift Plan - 401(k) ("401(k)"), or the MERIT Plan of Benefits of M/A-COM ("MERIT", and together with the 401(k), the "AMP Benefit Plans"): The undersigned instructs the applicable Trustee under the AMP Benefit Plans to vote all shares or fractions of shares credited to the undersigned's account as of the latest available processing date on or before _____ __, 199_ as directed on the reverse side of this proxy card. Those shares in 401(k) accounts for which no directions are received will be voted by the Trustee in its sole and absolute discretion. Those shares in MERIT accounts for which no directions are received will be voted by the Trustee in the proportion established by all directions received from the other participants in the MERIT Plan.

        If you have Common Stock held directly and under one or more of the AMP Benefit Plans, the voting directions on the reverse side of this proxy card will apply to your combined shares.

                                    (Continued and to be signed on reverse side)
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                                                          Please mark your
                                                         votes as indicated  /X/
                                                           in this example
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
                                                          FOR  AGAINST  ABSTAIN
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.   / /    / /      / /

Item 1- A proposal recommended by the Board of Directors                          The undersigned hereby acknowledges receipt
of AMP to approve and adopt the Agreement and Plan of                             of the Notice of the Special Meeting and the
Merger, dated as of November 22, 1998, by and among Tyco                          Joint Proxy Statement/Prospectus dated
International (PA) Inc., a wholly-owned subsidiary of                             ____________________, 1999.
Tyco International Ltd., AMP Merger Corp., a wholly-owned
subsidiary of Tyco International (PA) Inc., and AMP.                              The shares represented by this proxy will be
                                                                                  voted as directed by the shareholder. IF NO
                                                                                  DIRECTION IS MADE, THE SHARES WILL BE VOTED
                                                                                  "FOR" ITEM 1.  Abstentions are not counted
                                                                                  as votes cast with respect to Item 1.







Signature(s)_______________________________________________________________________________________  Date ________________,1999
NOTE: Please date and sign exactly as name appears hereon. Each joint owner should sign. When signing as attorney, executor, trustee, guardian or corporate officer, please give full title as such.  Corporations should indicate full corporate name and have a duly authorized officer sign.

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